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                              UK ADDENDUM TO THE
         THE ANHEUSER-BUSCH COMPANIES, INC. 1998 INCENTIVE STOCK PLAN
                RULES FOR INLAND REVENUE APPROVED GRANTS FOR
                    ELIGIBLE PERSONS IN THE UNITED KINGDOM






                  Adopted by the Company on 23 November 1999

               Approved by the Board of the Inland Revenue on:

                    Inland Revenue reference no: X20382/RC







                            PRICEWATERHOUSECOOPERS
                                PLUMTREE COURT
                               LONDON EC4A 4HT

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                              UK ADDENDUM TO THE


         THE ANHEUSER-BUSCH COMPANIES, INC. 1998 INCENTIVE STOCK PLAN
                RULES FOR INLAND REVENUE APPROVED GRANTS FOR
                    ELIGIBLE PERSONS IN THE UNITED KINGDOM


SECTION 1.   OVERVIEW

(a) This Addendum to the Anheuser-Busch Companies, Inc. 1998 Incentive Stock Plan ("the Plan") sets out the rules of The Anheuser-Busch Companies, Inc. 1998 Incentive Stock Plan Inland Revenue Approved Sub-Plan for the United Kingdom ("the Sub-Plan"). The Sub-Plan is intended to be approved by the Board of the Inland Revenue under Schedule 9 to ICTA 1988.

(b) Anheuser-Busch Companies, Inc. ("the Company") has established the Sub-Plan under Section 14 of the Plan. The rules of the Plan, in their present form and as amended from time to time, shall, with the modifications set out in this UK Addendum, form the rules of the Sub-Plan. The Sub-Plan shall form part of the Plan and not a separate and independent plan. In the event of any conflict between the rules of the Plan and this UK Addendum, the UK Addendum shall prevail.

(c) Notwithstanding Section 2 (ii) of the Plan, no Awards of cash may be made either under this Sub-Plan or in lieu of delivering shares of Stock on exercise of any UK Approved Option granted under this Sub-Plan.

(d) The purpose of the Sub-Plan is to enable the grant to, and subsequent exercise by, employees and directors in the United Kingdom, on a tax favoured basis, of options to acquire shares in the Company under the Plan.

SECTION 2.   MAXIMUM NUMBER OF SHARES

(a) For the avoidance of doubt, shares of Stock which may be issued pursuant to Awards under the Plan shall include shares of Stock placed under an Approved UK Option granted under the Sub-Plan for the purposes of
     Section 2 of the Plan.

(b) The shares of Stock pursuant to an Award of UK Approved Options granted under the Sub-Plan shall form part of the Ordinary Share Capital of the Company and shall at all times comply with the requirements of paragraphs 10 to 14 of Schedule 9 to ICTA 1988.

SECTION 3.   ELIGIBILITY

(a) Notwithstanding Section 3 of the Plan, a director of the Company or a Subsidiary or an Affiliate will not be eligible to receive UK Approved Options unless he is contracted to work at least 25 hours per week for the Company and or any of its Subsidiaries

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     (exclusive of meal breaks).

(b) The companies participating in the Sub-Plan shall be the Company and any company Controlled by the Company which has been nominated by the Company to participate in the Sub-Plan.

SECTION 4.   GENERAL PROVISIONS RELATING TO AWARDS

(a) An option granted under the Sub-Plan shall be granted under and subject to the rules of the Plan as modified by this UK Addendum.

(b) Any terms, restrictions or conditions imposed upon the grant of a UK Approved Option by the Committee under Section 4(a) of the Plan shall be:

     *   objective;
     * such that, once satisfied, the exercise of the UK Approved Option is not subject to the discretion of any person; and
     *   stated on the Date of Grant.

(c) Notwithstanding Section 4(b) of the Plan, Stock Appreciation Rights may not be granted as alternatives to UK Approved Options granted under this Sub-Plan.

(d) An Award Document issued in respect of a UK Approved Option granted under the Sub-Plan must state all provisions relating to the vesting or exercise of that UK Approved Option after termination of employment and all provisions relating to the circumstances under which a termination is deemed to occur.

(e) If under Section 4(d) of the Plan, a provision is inserted into an Award Document issued in respect of a UK Approved Option granted under the Sub-Plan permitting a Recipient to designate the person who may exercise an Award after the Recipient's death, such provision must state that the UK Approved Option may be exercised by such designated person at any time during the twelve month period following the Recipient's death and only if the exercise occurs within ten years from the Date of Grant, and if not so exercised, the UK Approved Option shall lapse immediately.

(f) A UK Approved Option shall be personal to the Eligible Person to whom it is granted and, subject to Section 4(d) of the Plan, shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Recipient purports to transfer, charge or otherwise alienate the UK Approved Option.

(g)  Section 4(g) of the Plan is disapplied for the purpose of the Sub-Plan.

(h) If an event occurs as a result of which the Committee considers that a performance target or other condition imposed on the exercise of a UK Approved Option is no longer appropriate, the Committee may amend an Award Document in respect of that UK Approved Option by substituting, varying or waiving under Section 4(h) of the

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     Plan the performance target or condition, provided that any such substitution, variation or waiver shall:

     *   be reasonable in the circumstances;
     * produce a fairer measure of performance and be neither materially more nor less difficult to satisfy; and
     *   be approved beforehand by the Board of Inland Revenue.

(i) Subject to Rule 4(h) of this Sub-Plan, no other amendments may be made Under Section 4(h) of the Plan to an Award Document issued in respect of a UK Approved Option granted under the Sub-Plan.

SECTION 5.   OPTIONS AND SARS

(a) The amount payable per share of Stock on the exercise of a UK Approved Option shall not be less than the Fair Market Value of a share of Stock on the Date of Grant and shall be stated on the Date of Grant.

(b) Notwithstanding Section 5(a) of the Plan, Stock Appreciation Rights may not be granted as alternatives to UK Approved Options granted under this Sub-Plan.

(c) A UK Approved Option may not be granted earlier than the Approval Date and a UK Approved Option may not be granted to an individual who is not an Eligible Person at the Date of Grant. No UK Approved Option shall be granted to an Eligible Person at a time when the Eligible Person has, or has had within the preceding twelve (12) months, a Material Interest in a Close Company which is (i) the Company or (ii) a company which has control of the Company.

(d) A UK Approved Option may not be granted to an Eligible Person if the result of granting the UK Approved Option would be that the aggregate Fair Market Value of the shares subject to all outstanding options granted to him under the Sub-Plan or any other share option scheme established by the Company or an Associated Company and approved by the Board of the Inland Revenue under Schedule 9 to ICTA 1988 (other than a savings related share option scheme) would exceed sterling 30,000 or such other limit as may from time to time be specified in paragraph 28 of Schedule 9 to ICTA 1988. For this purpose, the United Kingdom sterling equivalent of the market value of a share on any day shall be determined by taking the highest buying price of the bid/offer spread for that day as shown in the Financial Times.

(e) An Award Document issued in respect of a UK Approved Option granted under the Sub-Plan shall state:

     -   that it is issued in respect of a UK Approved Option;

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     -   the Date of Grant of the UK Approved Option;

     -   the number of shares of Stock subject to the UK Approved Option;

     -   the option price under the UK Approved Option;

     - any performance target or other condition imposed on the exercise of the UK Approved Option under Section 4(a) of the Plan; and

     - the date(s) on which the UK Approved Option will ordinarily become exercisable and the provisions determined by the Committee in relation to the termination of the Recipient's employment under
         Section 4(c) of the Plan.

(f) An Award Document issued in respect of a UK Approved Option shall expressly state that it is issued in respect of a UK Approved Option. An option which is not so identified shall not constitute a UK Approved Option.

(g) A UK Approved Option may not be exercised if the Recipient then has, or has had within the preceding twelve months, a Material Interest in a Close Company which is the Company or which is a company which has Control of the Company or which is a member of a Consortium which owns the Company.

SECTION 6.   LIMITED RIGHTS

The provisions contained at Section 6 of the Plan shall not form part of, and no such rights may be granted under, the Sub-Plan.

SECTION 7.   STOCK ISSUANCE, PAYMENT AND WITHHOLDING

(a) The amount due on the exercise of a UK Approved Option shall be paid in cash or by cheque or banker's draft and may be paid out of funds provided to the Recipient on loan by a bank, broker or other person. Notwithstanding Section 7(a) of the Plan, the amount may not be paid by the transfer to the Company of shares of Stock or any other shares or securities. The date of exercise of a UK Approved Option shall be the date on which the Company receives the amount due on the exercise of the UK Approved Option.

(b) The Company shall, as soon as reasonably practicable and in any event not later than thirty days after the date of exercise of a UK Approved Option, issue or transfer to the Recipient, or procure the issue or transfer to the Recipient of, the number of shares of Stock specified in the notice of exercise and shall deliver to the Recipient, or procure the delivery to the Recipient of, a certificate in respect of such shares of Stock together with, in the case of the partial exercise of a UK Approved Option, an Award Document in respect of, or the original Award Document endorsed to show, the unexercised part of the UK Approved Option, subject only to compliance by the Recipient with the rules of the Sub-Plan and to any delay necessary to complete or obtain

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         - the listing of the shares of Stock on any stock exchange on which shares of Stock are then listed;

         - such registration or other qualification of the shares of Stock under any applicable law, rule or regulation as the Company determines is necessary or desirable; or

         - the making or provision for the payment or withholding of any taxes required to be withheld in accordance with any applicable law in respect of the exercise of the UK Approved Option or the receipt of the shares of Stock.

(c) All shares of Stock issued on the exercise of a UK Approved Option shall, as to any voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank equally in all respects and as one class with the shares of Stock in issue at the date of such exercise save as regards any rights attaching to such shares of Stock by reference to a record date prior to the date of such exercise.

SECTION 8.   FORFEITURES

(a) Notwithstanding Section 8 of the Plan, a forfeiture may only occur in the event of a termination of employment and in any event is subject to the provisions of the Plan as modified by this UK Addendum and the terms of the Award Document issued in respect of the UK Approved Option.

(b) Where, under the provisions of the Plan as modified by this UK Addendum and the terms of the Award Document issued in respect of the UK Approved Option, a forfeiture is required, except in the case where employment is terminated as a result of redundancy (within the meaning of the Employment Rights Act 1996) the Committee retain the discretion to instead permit exercise of the UK Approved Option within the period of ninety days from the date of termination of employment.

(c) Notwithstanding Section 8 of the Plan, the term "forfeiture" shall not include the recapture of Stock issued or other economic benefits derived from the exercise of a UK Approved Option.

SECTION 9.   ADJUSTMENTS AND ACQUISITIONS

(a) Notwithstanding Section 9(a) of the Plan, no adjustment may be made to a UK Approved Option unless approval has been given for such adjustment by the Board of the Inland Revenue.

(b)  The  following words at Section 9(a) of the Plan

     "Alternatively to (i) and (iii), if there is an Adjustment Event and the Committee deems it appropriate, it may provide for cash payments to holders of outstanding Awards"

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     are disapplied for the purposes of this Sub-Plan.

(c)  Section 9 of the Plan is replaced with the following provisions 9(d),
     (e), (f) and (g)  below for the purposes of the Sub-Plan:

     "9(d)(i) EXCHANGE OF OPTIONS

     If a company ("Acquiring Company") obtains Control of the Company as a result of making:

           1. a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

           2. a general offer to acquire all the shares in the Company of the same class as the shares of Stock a Recipient may, at any time during the period set out in Section 9(d)(ii) below by agreement with the Acquiring Company, release his or her UK Approved Option in whole or in part in consideration of the grant to him of a new option ("New Option") which is equivalent to the UK Approved Option but which relates to shares ("New Shares") in:

           3.  the Acquiring Company;

           4.  a company which has Control of the Acquiring Company; or

           5. a company which either is, or has Control of, a company which is a member of a Consortium which owns either the Acquiring Company or a company having Control of the Acquiring Company.

     (ii)  PERIOD ALLOWED FOR EXCHANGE OF OPTIONS

           The period referred to in Section 9(d)(i) above is the period of six months beginning with the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

(e)  Meaning of "equivalent"

     The New Option shall not be regarded for the purpose of this Section 9 as equivalent to the UK Approved Option unless

     (i)    the New Shares satisfy the conditions in paragraphs 10 to 14 of
            Schedule 9 to ICTA 1988; and

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     (ii)   save for any performance target or other condition imposed on the exercise of the UK Approved Option, the New Option will be exercisable in the same manner as the UK Approved Option and subject to the provisions of the Sub-Plan as it had effect immediately before the release of the UK Approved Option; and

     (iii) the total market value, immediately before the release of the UK Approved Option, of the shares of Stock which were subject to the UK Approved Option is as nearly as may be equal to the total market value, immediately after the grant of the New Option, of the New Shares (market value being determined for this purpose in accordance with Part VIII of the Taxation of Chargeable Gains Act
            1992); and

     (iv) the total amount payable by the Recipient for the acquisition of the New Shares under the New Option is as nearly as may be equal to the total amount that would have been payable by the Recipient for the acquisition of the shares of Stock under the UK Approved Option.

(f)  Date of grant of New Option

     The date of grant of the New Option shall be deemed to be the same as the Date of Grant of the UK Approved Option.

(g)  Application of Sub-Plan to New Option

     In the application of the Sub-Plan to the New Option, where appropriate, references to "Company" and "shares of Stock" shall be read as if they were references to the company to whose shares the New Option relates and the New Shares, respectively, save that in the definition of "Committee" the reference to "Company" shall be read as if it were a reference to Anheuser-Busch Companies Inc.

SECTION 10.  ACCELERATION AND VESTING

Section 10 of the Plan applies as written to the Sub-Plan.

SECTION 11.  ADMINISTRATION

Section 11 of the Plan applies as written to the Sub-Plan.

SECTION 12.  AMENDMENT, TERMINATION AND SHAREHOLDER APPROVAL

(a) Notwithstanding section 12(a) and (b) of the Plan, no amendment of the Sub-Plan shall take effect until it has been approved by the Board of the Inland Revenue.

(b) No Awards of UK Approved Options may be granted under this Sub-Plan at any time whilst it does not retain the approval of the Board of the Inland Revenue.

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SECTION 13.  DEFINITIONS

(a)  In this Sub-Plan:

     (i) the definition of "AWARD" in the Plan is extended to include the grant of UK Approved Options under this Sub-Plan;

     (ii) the definition of "AFFILIATE" is extended to include the words "... equity interest (other than a Subsidiary) WHICH IS ALSO A COMPANY UNDER THE CONTROL OF THE COMPANY";

     (iii) the definition of "FAIR MARKET VALUE" in the Plan is replaced with the definition:

            "notwithstanding Section 13(n) of the Plan, FAIR MARKET VALUE means:

            (a)  in the case of a UK Approved Option granted under the Sub-Plan:

                 (i) if at the relevant time the Stock is listed on the New York Stock Exchange the average of the highest and lowest selling prices per share of Stock reported on the New York Stock Exchange Composite Tape or similar quotation service for such date;

                 (ii) if paragraph (i) does not apply, the market value of a share of Stock as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with the Inland Revenue Shares Valuation Division on the Date of Grant of the UK Approved Option or such earlier date or dates as may be agreed with the Board of the Inland Revenue;

(b) in the case of an option granted under any other share option scheme, the market value of an ordinary share in the capital of the company determined under the rules of such scheme for the purpose of the grant of the option":

     (iv) The definition of "OPTION" in the Plan is extended to include a UK Approved Option;

     (v) The definition of "STOCK" in the Plan is extended to include the words "and means save as provided in paragraph 16.1, a share in the Company satisfying paragraphs 10 to 14 inclusive of Schedule 9 to ICTA 1988";

     (vi) The definition of "SUBSIDIARY" in the Plan is extended to include the words "which is under the Control of the Company".

The following definitions also apply for the purposes of the Sub-Plan:

     (i) "ACQUIRING COMPANY" means a company which obtains Control of the Company in the circumstances referred to in Section 9 of this Sub-Plan;

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     (ii)   "APPROVAL DATE" means the date on which the Sub-Plan is approved by the Board of the Inland Revenue under Schedule 9 to ICTA 1988;

     (iii)  "ASSOCIATED COMPANY" means an associated company as defined in
            Section 416 of ICTA 1988.

     (iv) "CLOSE COMPANY" means a "close company" as defined in Section 414 of ICTA 1988.

     (v) "CONSORTIUM" means the meaning given to that word by Section 187(7) of ICTA 1988;

     (vi)   "CONTROL" means "control" as defined in Section 840 of ICTA 1988.

     (vii) "DATE OF GRANT" means the date on which a UK Approved Option is granted to an Eligible Person determined in accordance with Section 4 of the Plan;

     (viii) "ELIGIBLE EMPLOYEE" means an Optionee who is employed by any of the Company, a Subsidiary or Affiliate.

     (ix) "ICTA 1988" means the Income and Corporation Taxes Act 1988 of the United Kingdom.

     (x)    "MATERIAL INTEREST" means a "material interest" as defined in
            Section 187(3) of ICTA 1988.

     (xi)   "NEW OPTION" means an option granted by way of exchange under
            Section 9(d)(i) of the Sub-Plan;

     (xii) "NEW SHARES" means the shares subject to a New Option referred to in Section 9(d)(i) of the Sub-Plan;

     (xiii) "ORDINARY SHARE CAPITAL" means the meaning given to that expression by Section 832(1) of ICTA 1988; and

     (xiv) "UK APPROVED OPTION" means a subsisting right to acquire shares of Stock granted under the Sub-Plan.

(c)  In this UK Addendum, unless the context otherwise requires:

     (i) words and expressions not defined above have the same meanings as are given to them in the Plan;

     (ii) the rule headings are inserted for ease of reference only and do not affect their interpretation;

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     (iii)  a reference to a rule is a reference to a rule in this UK
            Addendum;

     (iv) the singular includes the plural and vice-versa and the masculine includes the feminine; and

     (v) a reference to a statutory provision is a reference to a United Kingdom statutory provision and includes any statutory modification, amendment or re-enactment thereof.

SECTION 14.  MISCELLANEOUS

Section 14 of the Plan applies as written to the Sub-Plan.

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